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                                                                    EXHIBIT 10.2


               [FORM OF THE WALT DISNEY COMPANY PROMISSORY NOTE]

                            THE WALT DISNEY COMPANY
                                PROMISSORY NOTE

US$139,000,000.00

                                                   Date: _________, 1998


     FOR VALUE RECEIVED, The Walt Disney Company, a Delaware corporation, ("Maker") hereby absolutely and unconditionally promises to pay to the order of Infoseek Corporation, a Delaware corporation or its successors and assigns ("Payee") in immediately available funds the principal amount of One Hundred Thirty-Nine Million United States Dollars ($139,000,000.00) (the "Principal Sum") on the payment schedule set forth herein, together with accrued and unpaid interest on the principal balance thereof outstanding from time to time, at the rate hereinafter provided.

     1.   REPAYMENT.

          (a) The Principal Sum and interest on this Note at the rate provided in Section 2 hereof shall be paid in twenty (20) quarter-annual installments consisting of (i) Six Million Nine Hundred Fifty Thousnd Dollars ($6,950,000) in payment of such portion of the principal balance plus (ii) all accrued and unpaid interest to the date of such payment, the first such installment becoming payable on the three month anniversary of the date hereof, and each subsequent installment becoming due and payable on each subsequent three month anniversary of the prior payment, together with all accrued and unpaid interest on such installment calculated from the date hereof at the rate provided in Section 2 of this Note, and with the final payment due on the fifth anniversary of the date hereof ("Final Payment Date"). Provided, however, that if payment shall be due on a Saturday, Sunday or United States legal holiday (a "Non-Business Day"), then payment will be due on the next day immediately following that is not a Non-Business Day.

          (b) This Note may be repaid, in whole or in part, at any time without premium or penalty together with accrued and unpaid interest calculated to the date of repayment. Repayment shall be applied first to interest accrued and payable and then to the outstanding principal balance of the Principal Sum.

     2.   INTEREST.

          This Note shall bear interest on the balance of the Principal Sum then outstanding at a rate per annum equal to six and one-half percent (6.50%), calculated without compounding; additional interest on any amounts outstanding after the Final Payment Date shall accrue at a compounded annual rate of eight percent (8.00%).
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     3.   METHOD AND PLACE OF PAYMENT.

          All payments of the Principal Sum and interest pursuant hereto shall be made by wire transfer in United States Dollars in immediately available funds of the United States. All payments shall be made to Payee at the wire transfer location described in EXHIBIT A attached hereto.

          Anything in this Note to the contrary notwithstanding, it is expressly stipulated and agreed that the intent of Payee and Maker is to comply at all times with all usury and other laws relating to this Note. If the laws of the State of California would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, any amount called for under this Note, or contracted for, charged or received with respect to the loan evidenced by this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to Maker), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. In the event Maker pays any interest on this Note and it is determined that such rate was in excess of the then-legal maximum interest rate, then the portion of the interest payment representing an amount in excess of the then-legal maximum interest rate shall be deemed a payment of principal and applied against the principal of the Note.

     4.   DEFAULTS AND REMEDIES.

          (a) An "Event of Default" with respect to this Note occurs:

              (i) if Maker defaults in the payment of the Principal Sum or any installment thereof or interest thereon when the same becomes due and payable in accordance with Section 1 above and remains in default for fifteen (15) days following written notice of such default by Payee to Maker;

              (ii) Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing; or

              (iii) An involuntary petition is filed against Maker (unless such petition is dismissed or discharged within sixty (60) days), under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody, or control of any property of Maker (unless such appointment is rescinded or removed within sixty (60) days).

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          (b) Upon the occurrence and during the continuation of any Event of
Default, (in addition to any other rights and remedies Payee may have hereunder), Payee may by written notice of default to Maker declare all or a portion of the entire amount outstanding under this Note as due and payable immediately, without regard to the payment schedule set forth in Section 1.

          (c) Maker agrees to pay all collection expenses, court costs and reasonable attorneys' fees and disbursements that are incurred in connection with the successful collection under or enforcement of this Note.

     5.   WAIVER.

          (a) Except as otherwise specifically provided in this Note, Maker hereby waives presentment, demand, notice, protest, and all other demands and notice in connection with the delivery, acceptance, performance or enforcement of this Note.

          (b) No failure or delay on the part of Payee in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

          (c) This Note may be amended, waived or discharged only with the written consent of Payee and Maker.

     6.   GOVERNING LAW; JURISDICTION.

          THIS NOTE IS MADE AND DELIVERED AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPALS THEREOF. Each of Maker and Payee irrevocably and unconditionally (i) agrees that any action or proceeding against it seeking specific performance or other equitable relief or other remedy arising out of this Note shall be brought only in an appropriate court located in the State of California, (ii) submits to the jurisdiction and venue of the courts referred to above in connection with any such action or proceeding and (iii) consents to the service of process outside the territorial jurisdiction of the courts referred to above in any such action and proceeding by delivery of copies thereof by overnight courier or certified mail to its address as specified in Section 8 hereof.

     7.   SEVERABILITY.

          Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective only to the extent of such

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prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     8.   NOTICES.

          All notices and other communications provided hereunder shall be in writing or by facsimile and addressed, delivered or transmitted

          (1)  if to Maker, to:          The Walt Disney Company
                                         500 South Buena Vista Street
                                         Burbank, CA  91521
                                         Attention:  General Counsel
                                         Telephone No.: (818) 560-7707
                                         Facsimile No.: (818) 563-1766

               with a copy to:           The Walt Disney Company
                                         500 South Buena Vista Street
                                         Burbank, CA  91521
                                         Attention:  Chief Financial Officer
                                         Telephone No.: (818) 560-6977
                                         Facsimile No.: (818)  846-8726

               with a copy to:           O'Melveny & Myers LLP
                                         400 S. Hope Street
                                         Los Angeles, CA 90071-2899
                                         Attention: C. James Levin, Esq.
                                         Telephone No.: (213) 430-6578
                                         Facsimile No.: (213) 430-6407

               with a copy to:           Dewey Ballentine, L.L.P.
                                         1775 Pennsylvania Avenue
                                         Washington D.C. 20006-4605
                                         Attention:  Joseph M. Pari, Esq.
                                         Telephone No.: (202) 862-4516
                                         Facsimile No.: (202) 862-1093

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          (2)  if to Payee, to:          Infoseek Corporation
                                         1399 Moffett Park Drive
                                         Sunnyvale, CA  94089
                                         Attention: Andrew E. Newton, Esq.
                                         Telephone No: (408) 543-6000
                                         Facsimile No: (408) 734-9350

               with a copy to:           Wilson Sonsini Goodrich & Rosati,
                                         Professional Corporation
                                         650 Page Mill Road
                                         Palo Alto, CA  94304-1050
                                         Attn: David J. Segre, Esq.
                                         Telephone: (650) 493-9300
                                         Facsimile: (650) 493-6911

or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by a nationally recognized prepaid overnight courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and confirmed by telephone call to the recipient at the number specified herein.

     9.   NO ASSIGNMENT.

          Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Maker without the prior written consent of the holder except in connection with an assignment in whole to a successor corporation to the Maker provided that such successor corporation acquires all or substantially all of the Maker's property and assets and the holder's rights hereunder are not impaired. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by Payee except by operation of law to a successor corporation.

                              "MAKER"

                              THE WALT DISNEY COMPANY
                              a Delaware corporation


                              By:_____________________________________

                              Name:___________________________________
                              Title:   Chief Financial Officer

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                                   EXHIBIT A


                          WIRE TRANSFER INSTRUCTIONS